As filed with the Securities and Exchange Commission on December 15, 2005

Registration No. 333–129677

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WISCONSIN GAS LLC

(Exact Name of Registrant as Specified in its Charter)

Wisconsin	39-1391525
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

231 West Michigan Street

P.O. Box 2046

Milwaukee, Wisconsin 53201

(414) 221-2345

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey West, Vice President and Treasurer

Wisconsin Gas LLC

231 West Michigan Street

P.O. Box 2046

Milwaukee, Wisconsin 53201

(414) 221-2345

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John T. W. Mercer Troutman Sanders LLP 600 Peachtree Street, Suite 5200 Atlanta, Georgia 30308 (404) 885-3000	Geoffrey E. Liebmann Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 (212) 701-3000

Approximate date of commencement of proposed sale to public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

The Registration Statement on Form S-3 (Registration No. 333-129677) (the “Registration Statement”) of Wisconsin Gas LLC (the “Company”), pertaining to the registration of up to $15,000,000 aggregate offering price of debt securities (the “Securities”), to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on November 14, 2005. Pursuant to an undertaking made in Item 17 of the Registration Statement, the Company hereby removes from registration all Securities registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment No. 1.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The following exhibit is filed with this Post-Effective Amendment No. 1 to the Registration Statement:

Exhibit No.	Description

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on December 15, 2005.

WISCONSIN GAS LLC

/s/ Jeffrey West
Jeffrey West Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on December 15, 2005.

Signature	Title
/s/ Gale E. Klappa* Gale E. Klappa	Chairman of the Board, President, Chief Executive Officer and Director - Principal Executive Officer

/s/ Allen L. Leverett* Allen L. Leverett	Executive Vice President and Chief Financial Officer - Principal Financial Officer

/s/ Stephen P. Dickson* Stephen P. Dickson	Vice President and Controller - Principal Accounting Officer

/s/ John F. Ahearne* John F. Ahearne	Director

/s/ John F. Bergstrom* John F. Bergstrom	Director

/s/ Barbara L. Bowles* Barbara L. Bowles	Director

/s/ Robert A. Cornog* Robert A. Cornog	Director

/s/ Curt S. Culver * Curt S. Culver	Director

/s/ Thomas J. Fischer* Thomas J. Fischer	Director

/s/ Ulice Payne, Jr.* Ulice Payne, Jr.	Director

/s/ Frederick P. Stratton* Frederick P. Stratton, Jr.	Director

/s/ George E. Wardeberg* George E. Wardeberg	Director

*By:	/s/ Jeffrey West
Jeffrey West, Attorney-in-Fact